Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 24, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in FactSet Research System Inc.’s Annual Report on Form 10-K for the year ended August 31, 2008.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Stamford, Connecticut
January 9, 2009